Exhibit 5

          [Letterhead of Public Service Enterprise Group Incorporated]

                                               September 30, 2008

PSEG Power LLC
80 Park Plaza
P.O. Box 1171
Newark, NJ  07101-1171

      Re: $4,000,000,000 aggregate principal amount of Senior Debt Securities (the "Senior Debt Securities") to be issued in one or more series by PSEG Power LLC (the "Company").

Ladies and Gentlemen:

      I am Associate General Counsel of Public Service Enterprise Group Incorporated, the Company's parent, and, in that capacity, I have represented the Company in connection with the proposed issuance, from time to time, by the Company of Senior Debt Securities. The Senior Debt Securities will be issued under an indenture, dated as of April 16, 2001 (as supplemented from time to time, the "Indenture") among the Company, PSEG Nuclear LLC, PSEG Fossil LLC, PSEG Energy Resources and Trade LLC and The Bank of New York Mellon as successor Trustee. All capitalized terms used herein unless defined herein shall have the meanings specified in the Registration Statement hereinafter described.

      I and/or attorneys working under my supervision have conducted such investigations of laws and regulations as I have deemed necessary or appropriate for the purpose of rendering the opinions hereinafter expressed.

      The opinions expressed below are based on the following assumptions:
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      (a) the Registration Statement on Form S-3 (the "Registration  Statement")
filed by the Company with respect to the Senior Debt Securities will become effective;

      (b) the proposed transactions contemplated by the Registration Statement will be carried out on the basis set forth therein and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;

      (c) prior to the issuance of any series of Senior Debt Securities, the Board of Directors of the Company (the "Board"), a committee thereof or the Sale and Pricing Committee of the Company, pursuant to delegated authority from the Board, will have authorized the issuance of, and established the terms of such series of Senior Debt Securities; and

      (d) the Indenture will have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

      Based upon the foregoing and subject to the limitations herein, I am of the opinion that:

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      1. The Company is a limited  liability  company duly organized and validly existing and authorized to exercise its powers, rights and privileges under the laws of the State of Delaware.

      2. When properly executed, authenticated and delivered as provided in the Indenture, the Senior Debt Securities will be legally issued, valid and binding obligations of the Company.

      I express no opinions as to matters of law in jurisdictions other than the State of New Jersey and the State of Delaware. My opinions are rendered only with respect to the laws of the State of New Jersey and the State of Delaware and rules, regulations and orders thereunder which are currently in effect.

      This opinion does not cover the necessity of filings under the provisions of securities laws of any state in which the Senior Debt Securities may be sold.

      The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

      I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the references to me under the heading "Legal Opinions" in the Prospectus contained therein.

                                        Very truly yours,

                                        /s/ James T. Foran
                                        -------------------------
                                        James T. Foran
                                        Associate General Counsel